UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20529

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 18, 2003

MBNA AMERICA BANK,

NATIONAL ASSOCIATION

ON BEHALF OF THE

MBNA MASTER CREDIT CARD TRUST II

(Issuer of the Collateral Certificate)

AND THE

MBNA CREDIT CARD MASTER NOTE TRUST

(Issuer of the MBNAseries Class A, Class B, and Class C notes)

(Exact name of registrant as specified in its charter)

United States	333-104089	51-0331454
State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

Wilmington, DE	19884-0781

(Address of principal executive office)

Registrant’s telephone number, including area code (800) 362-6255.

N/A

(Former Name or Address, if Changed Since Last Report)

ITEM 5.	Other Events.

On December 18, 2003 the MBNA Credit Card Master Note Trust (the “Trust”) issued its MBNAseries Class A(2003-12) Notes. On December 19, 2003 the Trust and The Bank of New York, as Indenture Trustee, entered into the Second Amendment to the MBNAseries Indenture Supplement. On December 19, 2003 the MBNA America Bank, National Association, as Seller and Servicer, and The Bank of New York, as Trustee for the MBNA Master Credit Card Trust II, entered in Third Amendment to Series 2001-D Supplement.

ITEM 7.	Financial Statements, Pro Forma Financial Information, and Exhibits.

The following are filed as Exhibits to this Report under Exhibit 4.1, 4.2 and 4.3:

4.1	Third Amendment to Series 2001-D Supplement, dated as of December 19, 2003.

4.2	Second Amendment to the MBNAseries Indenture Supplement, dated as of December 19, 2003.

4.3	Class A(2003-12) Terms Document, dated as of December 18, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 19, 2003

MBNA AMERICA BANK, NATIONAL ASSOCIATION, as originator of the MBNA Master Credit Card Trust II and MBNA Credit Card Master Note Trust and Co-Registrant and as Servicer on behalf of the MBNA Master Credit Card Trust II as Co-Registrant

By:	/s/ Kevin F. Sweeney

Name: Kevin F. Sweeney Title: First Vice President

Exhibit Index

Exhibit No.	Description

4.1	Third Amendment to Series 2001-D Supplement, dated as of December 19, 2003.

4.2	Second Amendment to the MBNAseries Indenture Supplement, dated as of December 19, 2003.

4.3	Class A(2003-12) Terms Document, dated as of December 18, 2003.